FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2007

AMERICAN HOME FOOD PRODUCTS, INC.

(formerly Novex Systems International, Inc.)

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

67 Wall Street, Suite 2001	New York, New York	10005
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code 212-825-1557

Name of each exchange on
Title of each class	which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 10, 2007, American Home Food Products, Inc. announced that it entered into an investor relations agreement with Institutional Marketing Services, Inc. for investor relations services. The Company elected to engage IMS as part of its recently announced plan to enter the specialty food business through select acquisitions of growing companies that have premium proprietary product offerings and a history of growth.

IMS and its current management team have successfully positioned emerging growth companies with institutional investors and have built capital market interest in the business plans its client-customers are executing.

The Company believes that the timing for hiring a reputable investor relations firm is opportune in light of the Company’s stage of development with its current business plan. The Company cannot provide assurances as to when its business plan will formally commence via an acquisition of an operating entity, although it is in various stages of negotiations with two operating companies in addition to the one operating company it entered into a Letter of Intent with on December 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC.

By: /s/ Daniel W. Dowe
Daniel W. Dowe
President

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